UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  May 2, 2007

Commission File Number 000-26076

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Cockeysville, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Item 8.01 Other Events.

On May 2, 2007, Sinclair Broadcast Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. and UBS Securities LLC, as representatives of the underwriters party to the Underwriting Agreement, for the issuance and sale by the Company of up to $345,000,000 aggregate principal amount of the Company’s 3.00% Convertible Senior Notes due 2027 (the “Notes”).

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto.   A copy of the press release announcing the pricing of the offering is attached as Exhibit 99.1 hereto.

In connection with the issuance of the Notes, Wilmer Cutler Pickering Hale and Dorr LLP, special securities counsel to the Company, has delivered an opinion to the Company, dated May 3, 2007, regarding the legality of the Notes upon issuance and sale thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 1.1	Underwriting Agreement dated May 2, 2007.

Exhibit 5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

Exhibit 23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

Exhibit 99.1	Sinclair Press Release (dated May 3, 2007) Sinclair Broadcast Group Prices Offering of Convertible Senior Notes.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ David R. Bochenek
Name:	David R. Bochenek
Title:	Vice President / Chief Accounting Officer

Dated: May 7, 2007

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement dated May 2, 2007.

Exhibit 5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

Exhibit 23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

Exhibit 99.1	Sinclair Press Release (dated May 3, 2007) Sinclair Broadcast Group Prices Offering of Convertible Senior Notes.